Exhibit 99.01

Continucare Corporation Reports Financial Results for Second Fiscal Quarter of Fiscal 2006; Adjusted Second Fiscal Quarter Revenue And Income From Operations Increase 13% And 281%, Respectively

    MIAMI--(BUSINESS WIRE)--Feb. 9, 2006--Continucare Corporation
(AMEX:CNU) today reported financial results for its second quarter of fiscal 2006 and the six-months ended December 31, 2005.

    Second Quarter Results

    For the second quarter of fiscal 2006, total revenue increased to $29.4 million compared to $27.1 million for the second quarter of fiscal 2005. Income from operations was $2.3 million for the second quarter of fiscal 2006 and 2005. Income before income taxes in the second quarter of fiscal 2006 was $2.4 million compared to $2.1 million in the year-ago period. Net income for the second quarter of fiscal 2006 was $1.5 million, or $0.03 per diluted share, compared to net income of $2.1 million, or $0.04 per diluted share, one year ago.

    Six-Month Results

    For the six-months ended December 31, 2005, total revenue increased to $59.3 million compared to $53.3 million in the same period one year ago. Income from operations during the six-month period increased to $4.5 million compared to $3.7 million for the same period one year ago. Income before income taxes during the six-month period ended December 31, 2005 increased to $4.7 million compared to $3.2 million in the year-ago period. Net income for the six-month period was $2.9 million, or $0.06 per diluted share, compared to $3.2 million, or $0.06 per diluted share.

    Adjusted Results

    Both the second quarter of fiscal 2005 and the six-months ended December 31, 2004 include a $1.1 million one-time distribution from one of our HMO affiliates relating to Medicare Advantage funding in revenue and income from operations, and income from operations for those periods also includes a $0.5 million gain on the extinguishment of debt. Without giving effect to these items, revenue for the second quarter of fiscal 2005 and the six-months ended December 31, 2004 was $26.0 million and $52.2 million, respectively, and income from operations was $0.7 million and $2.1 million, respectively. Also, as required by accounting guidance relating to stock options that became effective for the first quarter of fiscal 2006, Continucare's results for the second quarter of fiscal 2006 and the six-months ended December 31, 2005 include $0.4 million and $0.6 million, respectively, of compensation expense related to stock options resulting from adoption of this accounting guidance. Without giving effect to the adoption of this new accounting guidance, income from operations was $2.7 million and $5.2 million for the second quarter of fiscal 2006 and the six-months ended December 31, 2005. Excluding the effect of the three items, revenue for the second quarter of fiscal 2006 and the six-months ended December 31, 2005 increased 13% and 14%, respectively, compared to the same period of fiscal 2005, and income from operations increased approximately 281% and 151%, respectively, compared to the same period a year ago.
    In addition, the results for the second quarter of fiscal 2006 and the six-month period ended December 31, 2005 include a provision for income taxes of $0.9 million and $1.8 million, respectively. The fiscal 2005 periods did not reflect a provision for income tax expense because, in fiscal 2005, Continucare reduced its valuation allowance for deferred tax assets to offset income tax liabilities generated from operations. As previously announced, Continucare eliminated its valuation allowance for its deferred tax assets during the fourth quarter of fiscal 2005.

    Balance Sheet

    Continucare's cash and cash equivalents were $7.2 million at December 31, 2005 compared to $5.8 million at June 30, 2005 while working capital increased to $12.1 million at quarter-end from $6.9 million at June 30, 2005 and total liabilities were reduced to $2.4 million at December 31, 2005 from $3.8 million at June 30, 2005. The long-term portion of debt at December 31, 2005 was $63,000. Shareholders' equity increased to $33.6 million at December 31, 2005 from $30.3 million at June 30, 2005.
    Commenting on the financial results, Richard C. Pfenniger, Jr., Continucare's Chief Executive Officer, said, "We turned in another solid performance in our second fiscal quarter with our financial results exhibiting continued improvement in our business. Excluding the one-time Medicare Advantage distribution and the gain on extinguishment of debt we recognized in the prior year and the effect of stock option expense in the current year resulting from the adoption of new accounting guidance, our revenues increased a solid 13% over the same quarter of fiscal 2005 and our income from operations increased by a more substantial 281%. At the same time, our financial position as evidenced by our balance sheet continued to strengthen. We have increased our cash position and continued to reduce total liabilities. As we begin the second half of our fiscal year, we remain optimistic and expect further growth of our business."
    Continucare Corporation (http://www.continucare.com), headquartered in Miami, Florida, is a holding company with subsidiaries engaged in the business of providing primary care physician services on an outpatient basis through a variety of managed care and fee-for-service arrangements.

    Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors and others are cautioned that forward-looking statements are subject to risks and uncertainties that may affect our business and prospects and cause our actual results to differ materially from those set forth in the forward-looking statements. These factors include, without limitation, the risk that the current trend in revenue or income growth may not continue or may be less than anticipated, risks and uncertainties relating to our ability to implement our growth strategy and to manage future growth, including our ability to achieve expected levels of patient volumes and control the costs of providing services, risks relating to pricing and other pressures exerted on us by managed care organizations, the risk that the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003 and the Medicare Risk Adjustment on payments we receive for our managed care operations may not continue to be positive for us, the risk that future legislation, changes in governmental regulations, including possible changes in Medicare programs, could adversely impact our operations or reduce reimbursements to health care providers and insurers, risks and uncertainties relating to our current dependence on two HMOs for substantially all of our revenues, including our ability to work together effectively with our HMO affiliates, uncertainties relating to technological and pharmaceutical improvements that increase the cost of providing, or reduce the demand for, health care, and general economic conditions and uncertainties generally associated with the health care business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from our forward-looking statements are included in our annual report on Form 10-K for the fiscal year ended June 30, 2005 and other filings with the SEC. We undertake no obligation to update or revise these forward-looking statements to reflect events or circumstances after the date hereof except as required by law.



                        CONTINUCARE CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                Three-Months Ended
                                                   December 31,
                                             -------------------------
                                                 2005         2004
                                             ------------ ------------
Revenue:
 Medical services revenue, net               $29,246,624  $26,693,612
 Management fee revenue and other income         136,082      420,063
                                             ------------ ------------
     Total revenue                            29,382,706   27,113,675
Operating expenses:
 Medical services:
   Medical claims                             20,147,583   18,600,734
   Other direct costs                          3,134,753    3,621,073
                                             ------------ ------------
     Total medical services                   23,282,336   22,221,807
                                             ------------ ------------
 Administrative payroll and employee benefits  1,782,539    1,300,388
 General and administrative                    2,015,741    1,743,731
 Gain on extinguishment of debt                        -     (500,000)
                                             ------------ ------------
     Total operating expenses                 27,080,616   24,765,926
                                             ------------ ------------
Income from operations                         2,302,090    2,347,749
Other income (expense):
 Interest income                                  63,689       18,192
 Interest expense                                 (4,832)    (227,544)
                                             ------------ ------------
Income before income tax provision             2,360,947    2,138,397
Income tax provision                             903,097            -
                                             ------------ ------------

Net income                                   $ 1,457,850  $ 2,138,397
                                             ============ ============

Net income per common share:
 Basic                                       $       .03  $       .04
                                             ============ ============
 Diluted                                     $       .03  $       .04
                                             ============ ============

Weighted average common shares outstanding:
 Basic                                        49,764,617   50,311,780
                                             ============ ============
 Diluted                                      51,134,864   51,887,604
                                             ============ ============





                        CONTINUCARE CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                 Six-Months Ended
                                                   December 31,
                                             -------------------------
                                                 2005          2004
                                             ------------ ------------
Revenue:
 Medical services revenue, net               $58,976,261  $52,721,141
 Management fee revenue and other income         277,596      600,658
                                             ------------ ------------
     Total revenue                            59,253,857   53,321,799
Operating expenses:
 Medical services:
   Medical claims                             41,553,762   37,616,515
   Other direct costs                          6,267,177    6,697,326
                                             ------------ ------------
     Total medical services                   47,820,939   44,313,841
                                             ------------ ------------
 Administrative payroll and employee benefits  3,177,886    2,467,844
 General and administrative                    3,717,949    3,338,039
 Gain on extinguishment of debt                        -     (500,000)
                                             ------------ ------------
     Total operating expenses                 54,716,774   49,619,724
                                             ------------ ------------
Income from operations                         4,537,083    3,702,075
Other income (expense):
 Interest income                                 122,831       21,311
 Interest expense                                 (7,801)    (475,960)
                                             ------------ ------------
Income before income tax provision             4,652,113    3,247,426
Income tax provision                           1,755,511            -
                                             ------------ ------------

Net income                                   $ 2,896,602  $ 3,247,426
                                             ============ ============

Net income per common share:
 Basic                                       $       .06  $       .06
                                             ============ ============
 Diluted                                     $       .06  $       .06
                                             ============ ============

Weighted average common shares outstanding:
 Basic                                        49,813,860   50,305,983
                                             ============ ============
 Diluted                                      51,192,371   51,786,472
                                             ============ ============





                        CONTINUCARE CORPORATION
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)


                                             December 31,    June 30,
                   ASSETS                       2005          2005
                                            ------------- ------------

Current assets:
 Cash and cash equivalents                   $ 7,214,215  $ 5,780,544
 Other receivables, net                           37,275      144,973
 Due from HMOs, net of a liability for
  incurred but not reported medical claims
  expense of approximately $11,109,000 and
  $11,700,000 at December 31, 2005 and
  June 30, 2005, respectively                  5,791,738    3,485,530
 Prepaid expenses and other current assets       804,676      719,577
 Deferred tax assets, net                        585,571      585,571
                                            ------------- ------------
     Total current assets                     14,433,475   10,716,195
Certificates of deposit, restricted              543,900      530,350
Equipment, furniture and leasehold
 improvements, net                               707,946      670,665
Goodwill, net of accumulated amortization of
 approximately $7,608,000                     14,342,510   14,342,510
Managed care contracts, net of accumulated
 amortization of approximately $2,598,000
 and $2,422,000 at December 31, 2005 and
 June 30, 2005, respectively                     913,640    1,090,046
Deferred tax assets, net                       5,032,364    6,721,353
Other assets, net                                 46,021       66,816
                                            ------------- ------------
     Total assets                            $36,019,856  $34,137,935
                                            ============= ============
    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable                            $   395,523  $   660,139
 Accrued expenses and other current
  liabilities                                  1,926,759    2,489,439
 Note payable                                          -      520,000
 Income taxes payable                             57,885      131,363
                                            ------------- ------------
     Total current liabilities                 2,380,167    3,800,941
Capital lease obligations, less current
 portion                                          63,302       38,361
                                            ------------- ------------
     Total liabilities                         2,443,469    3,839,302
Commitments and contingencies
Shareholders' equity:
 Common stock, $0.0001 par value:
  100,000,000 shares authorized; 49,782,782
  shares issued and outstanding at
  December 31, 2005 and 52,591,895 shares
  issued and 49,595,702 shares outstanding
  at June 30, 2005                                 4,978        4,960
 Additional paid-in capital                   62,880,501   67,924,068
 Accumulated deficit                         (29,309,092) (32,205,694)
 Treasury stock, 2,996,193 shares at
  June 30, 2005                                        -   (5,424,701)
                                            ------------- ------------
   Total shareholders' equity                 33,576,387   30,298,633
                                            ------------- ------------
   Total liabilities and shareholders'
    equity                                   $36,019,856  $34,137,935
                                            ============= ============





                        CONTINUCARE CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                  Six-Months Ended
                                                    December 31,
                                               -----------------------
                                                   2005        2004
                                               ----------- -----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                    $2,896,602  $3,247,426
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization, including
    amortization of deferred financing costs      353,507     727,759
   Provision for bad debts                         19,171           -
   Stock-based compensation expense               616,438     254,000
   Deferred tax expense                         1,688,989           -
   Gain on extinguishment of debt                       -    (500,000)
 Changes in operating assets and liabilities,
  excluding the effect of disposals:
   Other receivables                               88,527     279,276
   Due from HMOs, net                          (2,306,208)    623,025
   Prepaid expenses and other current assets      (85,099)     71,336
   Other assets                                    20,795      27,527
   Accounts payable                              (264,616)    466,160
   Accrued expenses and other current
    liabilities                                  (437,703)     95,589
   Income taxes payable                           (73,478)          -
                                               ----------- -----------
Net cash provided by continuing operations      2,516,925   5,292,098
Net cash used in discontinued operations          (32,512)    (58,482)
                                               ----------- -----------
Net cash provided by operating activities       2,484,413   5,233,616

CASH FLOWS FROM INVESTING ACTIVITIES
 (Purchase of) proceeds from maturities of
  certificates of deposit                         (13,550)    101,165
 Purchase of equipment and furniture             (105,276)   (216,280)
                                               ----------- -----------
Net cash used in investing activities            (118,826)   (115,115)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from note payable                             -   1,040,000
 Payments on note payable                        (520,000)          -
 Payments on related party notes                        -      (4,026)
 Payment of fees related to private placement
  transaction                                           -     (45,000)
 Principal repayments under capital lease
  obligations                                     (74,450)    (38,654)
 Proceeds from exercise of stock options          358,668      36,000
 Repurchase and retirement of common stock       (696,134)          -
                                               ----------- -----------
Net cash (used in) provided by financing
 activities                                      (931,916)    988,320
                                               ----------- -----------

Net increase in cash and cash equivalents       1,433,671   6,106,821
Cash and cash equivalents at beginning of
 period                                         5,780,544     720,360
                                               ----------- -----------
Cash and cash equivalents at end of period     $7,214,215  $6,827,181
                                               =========== ===========

    CONTACT: Continucare Corporation, Miami
             Fernando L. Fernandez, 305-500-2105